UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 10, 2017

ORION FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Wyoming	333-185146	45-4924646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mishol Hadkalim 14, Ramat, Jerusalem

(Address of principal executive offices)

054-798-0813

 (Registrant's telephone number, including area code)

1739 Creekstone Circle, San Jose, CA 95133
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported on Form 8-K, filed on June 8, 2017, Malone Bailey, LLP resigned as independent registered public accountant of Orion Financial Group, Inc. (the “Company”). On August 10, 2017, the Company engaged DLL CPAs, LLC ("DLL") as our new independent principal accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. Neither the Company, nor anyone on its behalf has consulted DLL with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) any matter that was either the subject of a disagreement with MaloneBailey or a reportable event with respect to MaloneBailey; (iii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that DLL concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (iv) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.  The decision to engage DLL was approved by the Company’s Board of Directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

(d) Exhibits: None. Exhibit 16.1 previously filed on Form 8-K on June 8. 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Financial Group Inc.

Date: August 25, 2017	By:	/s/ Joshua Nadav
	Name:	Joshua Nadav
	Title:	Chief Executive Officer

3